Exhibit 99.1

®
Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392

TARGETED GENETICS’ SHAREHOLDERS AUTHORIZE REVERSE STOCK SPLIT;
BOARD OF DIRECTORS SET ONE-FOR-TEN SPLIT RATIO

- Stockholder-Approved Split Designed to Maintain Listing on the Nasdaq Capital Market
and Improve Capital Structure; Split-Adjusted Trading to Begin on May 11, 2006 -

Seattle, WA - May 9, 2006 - Targeted Genetics Corporation (NASDAQ: TGEN) announced that its shareholders authorized Targeted Genetics’ board of directors to effect a reverse stock split of its common stock at the Company’s Annual Meeting of Shareholders held today. The Company’s board of directors has authorized implementation of a reverse stock split at a ratio of one-for-ten, which the Company expects to take effect after the close of trading on Wednesday, May 10, 2006.

“Our management team and board of directors believe that maintaining our listing on the Nasdaq is in the best interest for the Company and our shareholders by providing a broader market for trading our common stock and by increasing our ability to execute strategic or financing transactions,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics Corporation. “We believe that a higher stock price may help to generate greater interest in our securities among investors and analysts, in particular with upcoming data from our inflammatory arthritis program being presented at several scientific venues this year. This action may also help us attract and retain quality employees.”

In the reverse split, each ten shares of Targeted Genetics’ issued and outstanding common stock will automatically be combined into and become one share of common stock. No fractional shares will be issued in connection with the reverse stock split, and holders of fractional shares will receive cash in lieu of their fractional shares.

After giving effect to the reverse split, the Company will have approximately 9.9 million shares outstanding, subject to reduction for fractional shares. The reverse split will affect all shares of Targeted Genetics’ common stock, including underlying stock options outstanding immediately prior to the effective time of the reverse split.

Targeted Genetics anticipates that its common stock will begin trading on a split-adjusted basis when trading opens on Thursday, May 11, 2006, with the interim ticker symbol "TGEND." After 20 trading days, the Company expects that the "D" designation will be removed, and its ticker symbol will revert back to "TGEN." The Company can regain compliance with the minimum bid price requirement if the Company's common stock closes at or above $1 for 10 consecutive business days following the reverse stock split, in which case the Company would expect to receive notification from Nasdaq that it has regained compliance. Targeted Genetics’ transfer agent, Mellon Investor Services, will mail instructions to stockholders of record as of the close of business on May 10, 2006 regarding the exchange of certificates for common stock.

About Targeted Genetics
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis, HIV/AIDS and other acquired and inherited diseases with significant unmet medical need. Targeted Genetics uses its considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Its product development efforts target inflammatory arthritis, HIV/AIDS, congestive heart failure, Huntington’s disease, and hyperlipidemia. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our business strategy, our product development and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company's future plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the Company's inability to regain compliance with Nasdaq's minimum bid price requirement for continued listing, the timing, enrollment of patients, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in Item 1A. Risk Factors in our report on Form 10-Q for the quarter ended March 31,2006. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

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